Exhibit 10.2

November 21, 2016

Mr. Nadav Kidron

Hi-Tech Park 2/4

Givat-Ram

P.O. Box 39098

Jerusalem, Israel

Dear Mr Kidron:

Reference is made to a Securities Purchase Agreement dated as of September 20, 2016, by and between Ms. Xiaopeng Li (“Ms. Li”) and Mr. Harold Jacob and a Securities Purchase Agreement dated as of September 20, 2016, by and between Ms. Li and Mr. Michael Berelowitz (together, the “SPAs”).

Ms. Li hereby appoints Mr. Nadav Kidron (“Mr. Kidron”) as proxy and attorney in fact of Ms. Li (the “Proxy”), with full power of substitution, to cast on behalf of Ms. Li all votes that Ms. Li is entitled to cast with respect to the shares purchased pursuant to the SPAs (the “Shares”) at any and all meetings of the shareholders of Oramed Pharmaceuticals Inc. (the “Company”), to consent or dissent to any action taken without a meeting and to vote all the Shares held by Ms. Li in any manner Mr. Kidron deems appropriate except for matters related to the Company’s activities in the People’s Republic of China, Hong Kong and Macau and when obvious that specific votes violate Ms. Li’s right and interest, on which Mr. Kidron and Ms. Li will consult with each other in advance of the vote, and subsequently Mr. Kidron will vote according to Ms. Li’s instructions. This Proxy shall commence on November 21, 2016.

It is further agreed that this Proxy shall apply to shares of the Company purchased by Ms. Li through open market transactions following the date of this letter (the “Additional Shares”).

Even with the Proxy abovementioned, Ms. Li remain all right as shareholder and any notification letters or other documents which shall be delivered to shareholder shall also be delivered to Ms. Li according to the relevant provisions of Articles of Association and relevant laws and regulations.

This Proxy shall remain in effect as long as Ms. Li owns any of the Shares or the Additional Shares except that the Proxy is revoked by Ms. Li in written and the Proxy shall terminate immediately when such revocation is made.

Please execute this letter in the space provided below in order to evidence your agreement with the terms of this letter.

Very truly yours,

XIAOPENG LI

/s/ Xiaopeng Li

Accepted and Agreed:

NADAV KIDRON

/s/ Nadav Kidron